Exhibit 3.1

Document Number
20070295424-15
Filing Date and Time
04/27/2007 1:00 PM
Entity Number
E0297322007-6

Articles of Incorporation
(Pursuant to NRS 78)

1.	Name of corporation:

AURUM EXPLORATIONS, INC.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

Inc. Plan of Nevada (name)
613 Saddle River Court (Physical Street Address) Henderson (City) Nevada (State) 89011 (Zip Code)

3.            Shares: (number of shares corporation authorized to issue)

Number of shares with par value: 50,000,000  Par value: $.001  Number of shares without par value:

4.	Names & Addresses of Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page there is more than 3 directors/trustees)

Patrick Mohammed (Name)
10431 Caithcart Rd. (Street Address) Richmond Canada (City) BC (State) V6X1N3 (Zip Code)

5.5.	5. Purpose: (optional – see instructions)
The purpose of this corporation shall be:
6.	Names, Address and Signature of Incorporator: (attach additional page there is more than 1 incorporator)

Caroline Quigley (Name) /s/ Caroline Quigley (Signature)
26C Trolley Square (Address) Wilmington (City) DE (State) 19806 (Zip Code)

7.	Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.
/s/ Caroline Quigley for Inc. Plan of Nevada (Authorized Signature of R.A. or On Behalf of R.A. Company) April 27, 2007 (Date)

Articles of Incorporation